Exhibit 99.4

QUAINT OAK SAVINGS BANK
Notice of Special Meeting of Depositors

To Be Held On _____ __, 2007

        NOTICE IS HEREBY GIVEN that a special meeting of the depositors of Quaint Oak Savings Bank will be held in the __________ at _____________________ located at _______________________ on _____ __, 2007, at __:00 _.m., Eastern time, to consider and vote upon:

1.	The approval of a Plan of Conversion, pursuant to which Quaint Oak Savings Bank will convert from a Pennsylvania-chartered mutual savings bank to a Pennsylvania-chartered stock savings bank named “Quaint Oak Bank” and issue all its capital stock to Quaint Oak Bancorp, Inc., including the adoption of amended and restated Pennsylvania stock Articles of Incorporation and Bylaws for Quaint Oak Bank;

2.	Such other business as may properly come before the special meeting or any adjournment. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        The Board of Directors has fixed _______ __, 2007 as the voting record date for the determination of depositors entitled to notice of and to vote at the special meeting and at any adjournment. Only those depositors of Quaint Oak Savings Bank of record as of the close of business on that date who continue to be depositors on the date of the special meeting will be entitled to vote at the special meeting or at any such adjournment.

        The following proxy statement and the accompanying prospectus contain a more detailed description of Quaint Oak Savings Bank, Quaint Oak Bancorp and the proposed conversion.

By Order of the Board of Trustees
Robert T. Strong President and Chief Executive Officer

Southampton, Pennsylvania _______ __, 2007

The Board of Trustees recommends that you sign, date and mark the enclosed proxy card in favor of the adoption of the Plan of Conversion, and return it in the enclosed self-addressed, postage-paid envelope. This will not prevent you from voting in person if you attend the special meeting.

Quaint Oak Savings Bank

Proxy Statement

Special Meeting of Depositors
To Be Held On _____ __, 2007

Introduction

        This proxy statement, together with the accompanying prospectus of Quaint Oak Bancorp, Inc., is being furnished to depositors of Quaint Oak Savings Bank as of the close of business on _______ __, 2007 in connection with the solicitation by the Board of Trustees of proxies to be voted at the special meeting of depositors of Quaint Oak Savings Bank, and at any adjournments. The special meeting will be held on ______ __, 2007, at the main office of Quaint Oak located at _________________________ at __:00 _.m., Eastern time. This proxy statement and related materials are first being mailed to depositors on or about _______ __, 2007.

        The Board of Trustees of Quaint Oak Savings Bank adopted a Plan of Conversion, subject to the approval of Quaint Oak Savings Bank’s depositors, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. Under the Plan of Conversion, Quaint Oak Savings Bank will convert from a Pennsylvania-chartered mutual savings bank to a Pennsylvania-chartered stock savings bank to be named “Quaint Oak Bank” which will be wholly owned by Quaint Oak Bancorp, Inc., a Pennsylvania corporation. The Plan of Conversion also provides that substantially all of the assets and all of the liabilities, including the deposit accounts, of Quaint Oak Savings Bank in its mutual form will become assets and liabilities of Quaint Oak Bank in its stock form.

        In adopting the Plan of Conversion, the Board of Trustees has determined that the conversion is in the best interests of Quaint Oak Savings Bank, its customers and the communities that it serves.

Voting Rights and Vote Required For Approval

        Pursuant to the laws of the Commonwealth of Pennsylvania, the voting rights of Quaint Oak Savings Bank are held exclusively by the Board of Trustees, which is required to adopt the Plan of Conversion by a vote of not less than two-thirds of its entire membership. The FDIC has issued regulations under which all state savings banks are generally required to receive depositor approval of plans to convert from mutual to stock form. In order to comply with the FDIC regulations, the Plan of Conversion provides depositors with the right to vote upon the conversion.

        Each person who was a depositor of Quaint Oak Savings Bank on ______ __, 2007, the voting record date, who had an aggregate balance of not less than $50.00 in his or her deposit accounts in Quaint Oak Savings Bank on the voting record date will be entitled to vote on the Plan of Conversion. Each vote with respect to the Plan of Conversion will also constitute a vote on the proposed amended and restated stock form Articles of Incorporation and Bylaws of Quaint Oak Savings Bank.

        At the special meeting, each eligible depositor will be entitled to cast one vote for each $50, or fraction thereof, of the aggregate withdrawal value of all of his or her deposit accounts in Quaint Oak Savings Bank as of the ______ __, 2007 voting record date on the item to be considered. A majority of the votes which depositors are entitled to cast must be present in person or by proxy at the special meeting to constitute a quorum for the transaction of business.

        The affirmative vote of a majority of the total outstanding votes entitled to be cast at the special meeting is required for approval of the Plan of Conversion. Consequently, not voting or abstaining will have the same effect as voting against the Plan of Conversion. According to Quaint Oak Savings Bank’s records, as of the voting record date, there were _________ votes entitled to be cast at the special meeting and _________ votes required to approve the Plan of Conversion. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies.

The Board of Trustees Recommends that You Vote FOR the Adoption of the Plan of Conversion.

Proxies

        The Board of Trustees of Quaint Oak Savings Bank is soliciting the proxy which accompanies this proxy statement furnished to depositors for use at the special meeting and any adjournment. Each proxy solicited hereby, if properly executed, duly returned before the special meeting and not revoked prior to or at the special meeting, will be voted at the special meeting in accordance with your instructions as indicated on the proxy. If no contrary instructions are given, the executed proxy will be voted in favor of the Plan of Conversion. If any other matters properly come before the special meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the special meeting.

        Proxies may be solicited by officers, trustees and employees of Quaint Oak Savings Bank personally, by telephone or further correspondence without additional compensation.

        Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law.

        The Board of Trustees urges each depositor as of the close of business on _______ __, 2007 to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible, even if you do not intend to purchase common stock of Quaint Oak Bancorp. This will ensure that your vote will be counted.

Ability to Revoke Proxy

        Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the secretary of Quaint Oak Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting. Proxies are being solicited only for use at the special meeting and any and all adjournments, and will not be used for any other meeting.

Incorporation of Information by Reference

        A copy of Quaint Oak Bancorp’s prospectus dated _______ __, 2007 accompanies this proxy statement and is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion and offering of common stock by Quaint Oak Bancorp under the caption “The Conversion” and The Offering.” Such caption also describes the effects of the conversion on the depositors of Quaint Oak Savings Bank, including the tax consequences of the conversion and the establishment of a liquidation account for the benefit of certain depositors of Quaint Oak Savings Bank. Upon completion of the

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conversion, the Articles of Incorporation of Quaint Oak Savings Bank will be amended and restated to reflect the conversion, the change in name to Quaint Oak Bank and to provide for the issuance of capital stock.

        Information regarding Quaint Oak Bancorp and Quaint Oak Savings Bank is set forth in the prospectus under the captions “Summary - The Companies.” The prospectus also describes the business and financial condition of Quaint Oak Savings Bank under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business of Quaint Oak Savings Bank. The historical financial statements of Quaint Oak Savings Bank are included in the prospectus. See also “Selected Financial and Other Data” in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the conversion, the historical capitalization of Quaint Oak Savings Bank and the pro forma capitalization of Quaint Oak Bancorp, and other pro forma data are set forth in the prospectus under the captions “How We Intend to Use the Proceeds From the Offering,” “Our Capitalization,” and “Unaudited Pro Forma Data.”

        The prospectus also provides information regarding the names, ages, business experience and compensation of Quaint Oak Savings Bank’s trustees and executive officers, as well as our benefit plans. See the section captioned “Management” in the prospectus.

How to Obtain Additional Information

        You may request in writing a copy of the Plan of Conversion from Quaint Oak Savings Bank. Any such requests should be directed to Quaint Oak Savings Bank, 607 Lakeside Drive, Southampton, Pennsylvania 18966.

Available Information.

        Quaint Oak Savings Bank has filed an Application for Conversion with the Pennsylvania Department of Banking pursuant to which it will convert to a Pennsylvania-chartered savings bank and issue stock in accordance with the terms of the Plan of Conversion. This proxy statement and the prospectus omit certain information contained in such application. The application may be inspected at the principal office of the Pennsylvania Department of Banking located at 17 N. Second Street, 11th Floor, Harrisburg, Pennsylvania 17101-2290. An application with respect to the Plan of Conversion also has been filed with the Federal Deposit Insurance Corporation.

        Quaint Oak Bancorp, Inc. has filed with the SEC a registration statement on Form SB-2 (File No. 333-______) under the Securities Act of 1933 with respect to the common stock being offered in connection with the conversion. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. The public may obtain more information on the operations of the public reference room by calling 1-800-SEC-0330. In addition, the SEC maintains a website that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as Quaint Oak Bancorp). The address of the SEC’s website is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

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        Please remember to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope so that your important vote will be counted at the special meeting.

        This proxy statement is neither an offer to sell nor the solicitation of any offer to buy stock. The offer is made only by the prospectus.

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QUAINT OAK SAVINGS BANK	REVOCABLE PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF QUAINT OAK SAVINGS BANK FOR USE ONLY AT A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON ___________, 2007 AND ANY ADJOURNMENT THEREOF.

        The undersigned, being a depositor of Quaint Oak Savings Bank, hereby authorizes the Board of Trustees of Quaint Oak Savings Bank, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the special meeting to be held ______________________________ located at ______________, ___________, Pennsylvania on __________, 2007, at _____ _.m., Eastern time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

(1)	The approval of a Plan of Conversion, pursuant to which Quaint Oak Savings Bank will convert from a Pennsylvania-chartered mutual savings bank to a Pennsylvania-chartered stock savings bank named “Quaint Oak Bank” and issue all of its capital stock to Quaint Oak Bancorp, Inc., including the adoption of amended and restated Pennsylvania stock Articles of Incorporation and Bylaws for Quaint Oak Bank;

|_| FOR	|_| AGAINST

(2)	To vote, in their discretion, upon such other business as may properly come before the special meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed [GREEN] envelope.

QUAINT OAK SAVINGS BANK	REVOCABLE PROXY

        Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Quaint Oak Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting.

        The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Depositors of Quaint Oak Savings Bank called for ____________, 2007, a Proxy Statement for the special meeting and prospectus of Quaint Oak Bancorp prior to the signing of this Proxy.

__________________________________________________
Signature Date

__________________________________________________
Signature Date

Note: Please sign exactly your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES AND RETURN IN THE ENCLOSED [GREEN] ENVELOPE.